UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2006

AmeriVest Properties Inc.

(Exact name of small business issuer as specified in its charter)

Maryland	1-14462	84-1240264
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

1780 South Bellaire Street, Suite 100, Denver, Colorado 80222

(Address of principal executive offices)

(303) 297-1800

(Registrant’s telephone number)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 1.02  TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

On October 30, 2006, the Board of Directors of AmeriVest Properties Inc. (“AmeriVest”) voted to terminate AmeriVest’s Deferred Compensation Plan for Directors and Executives, effective as of October 30, 2006. Shares equivalent to the deferred share unit balance in the plan, net of shares withheld for taxes, will be distributed to participants.

ITEM 8.01  OTHER EVENTS.

On October 30, 2006 AmeriVest announced that its Board of Directors voted to declare an initial liquidating cash dividend in the amount of $3.50 per share payable on November 16, 2006 to all holders of record of AmeriVest’s common stock, par value $0.001 per share on November 10, 2006.  This summary is qualified in its entirety by the press release relating to the dividend, which is included under Item 9.01(d) as Exhibit 99.1 to this Current Report on Form 8-K and incorporated into this Item by reference.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

	Exhibit 99.1	Press Release dated October 30, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERIVEST PROPERTIES INC.

Dated: October 31, 2006
	By:	/s/ Sheri D. Henry
Sheri D. Henry
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated October 30, 2006.